Exhibit 5.2

Machado Meyer Advogados
Ed. Seculum II - Rua José Gonçalves de
Oliveira, nº 116, 5º andar
São Paulo, SP
+55 (11) 3150-7000

São Paulo, April 13, 2023.

To:

Equifax Inc.

1550 Peachtree Street, N.W

Atlanta, Georgia 30309

United States of America

Equifax do Brasil S.A.

Avenida Paulista, 1,636

3rd Floor, Suite 309, Room 1

São Paulo, Brazil, ZIP code 01310-200

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-4 / F-4 of Equifax Inc. (“Equifax”) and Equifax do Brasil S.A. (“Equifax Brasil”), filed with the Securities and Exchange Commission on March 6, 2023 (the “Registration Statement”).

We have acted as Brazilian legal counsel for Equifax and Equifax Brasil in connection with the issuance (i) by Itaú Unibanco S.A., with its head office at Praça Alfredo Egydio de Souza Aranha, 100, Torre Conceiçao, City of São Paulo, State of São Paulo (SP), registered with the National Corporate Taxpayers Register of the Ministry of Finance under CNPJ/MF No. 60.701.190/0001-04 (the “Depositary”), of security deposit certificates denominated Brazilian Depositary Receipts (“BDR” or “BDRs”), each one representing one share of common stock issued by Equifax, and (ii) by Equifax Brasil of common shares issued by it (“Equifax Brasil Shares”), to be delivered to the holders of common shares (ações ordinárias) of Boa Vista Serviços S.A. (“Boa Vista” and the “Boa Vista Shares”) which tender their Boa Vista Shares in the Transaction (as such term is defined in the Registration Statement).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement.

For the purpose of giving this opinion, we have examined all documents as we have considered desirable for such purpose, including originals, photostatic copies or copies authenticated to our satisfaction of such corporate records of Equifax do Brasil and the Depositary, certificates of public officials, officers of Equifax do Brasil and the Depositary and other persons and such others documents, agreements and instruments and such matters of law as we have deemed necessary or appropriate in connection with the opinions hereinafter expressed.

We have not made any investigation of the laws of any jurisdiction outside the Federative Republic of Brazil (“Brazil”) and this opinion is given solely in respect of the laws of Brazil as of the date hereof and documents prepared, ruled and executed according to the laws of Brazil, and not in respect of any other laws or documents.

In our examination, and in rendering the opinions expressed below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, the due authority of the parties thereto and the validity and enforceability of such documents executed under the laws of any jurisdiction other than Brazil.

In addition, we have assumed (1) the due authorization, execution and delivery of each of the Transaction documents by each of the parties thereto (other than the Depositary and Equifax Brasil), (2) that the performance thereof is within the capacity and powers of each of the parties thereto (other than the Depositary and Equifax Brasil), (3) the validity and enforceability of each of the related documents under the laws to which such documents are expressed to be governed (other than the laws of Brazil) and, insofar as any obligation expressed to be incurred under any of the related documents is to be performed in or is otherwise subject to the laws of any jurisdiction (other than Brazil), the legality of such performance under the laws of such jurisdiction, (4) that each of the parties to the related documents (other than the Depositary and Equifax Brasil) has been duly organized and established and is validly existing under the laws of the jurisdiction of its incorporation at the date of execution of the relevant documents, (5) that each of the parties to the relevant documents (other than the Depositary and Equifax Brasil) has all necessary regulatory and other approvals, exemptions, licenses and authorizations to perform its obligations under such of the relevant documents to which it is a party, and (6) that there are no other documents, agreements or other arrangements involving any of the parties to the related documents that may in any way affect the opinions expressed herein.

Based on the above assumptions and subject to the reservations set out below, we are of the opinion that:

a)

the Depositary is a sociedade por ações duly incorporated and validly existing under the laws of Brazil, with full corporate power and authority to enter the agreements related to the issuance of the BDRs;

b)	Equifax Brasil is a sociedade por ações duly incorporated and validly existing under the laws of Brazil;

c)

this opinion relates to the issuance of the BDRs and Equifax Brasil Shares after the date hereof. The issuance of the BDRs and Equifax Brasil Shares is conditioned on the implementation of the Transaction and, in the case of the BDRs only, also on the compliance by Equifax with the provisions in the “Contrato de Prestação de Serviços de Emissão e Escrituração de BDRs”, entered by and between Equifax and the Depositary (the “Deposit Agreement”), in particular the prior deposit of the shares of common stock underlying the BDRs to be carried out by Equifax (or third party on behalf and at order of Equifax) with the Depositary. By effect thereof, such BDRs to be issued by the Depositary, and the Equifax Brasil Shares to be issued by Equifax Brasil, will each be duly authorized, fully paid, non-assessable and validly issued under the existing laws of Brazil;

d)

the BDRs shall grant to their holders the same rights and advantages of the underlying shares of common stock of Equifax, with the following observations: (i) BDR holders shall not be direct shareholders of Equifax; (ii) the exercise of the rights granted to BDR holders is subject to the terms and conditions established in the Deposit Agreement; and (iii) the exercise of the rights granted to BDR holders is subject to restrictions established by the applicable Brazilian laws and regulations; and

e)	the Equifax Brasil Shares shall grant to their holders the same rights and advantages of the existing Equifax Brasil Shares.

This opinion is further subject to the following qualifications:

a)

in the event that any suit is brought against the Depositary or Equifax Brasil in Brazil, (i) certain court costs and deposits to guarantee judgment may be due from the plaintiff, and (ii) for the purposes of a bankruptcy request, the defendant may be entitled to damages if such request is found to be made in bad faith (má-fé);

b)

enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, judicial and out-of-court reorganization proceedings, moratorium, liquidation and other laws of general application relating to or affecting the rights of creditors; (ii) possible unavailability of specific performance, summary proceeding (processo executivo) or injunctive relief; and (iii) concepts of materiality, reasonableness, good faith and fair dealing, such as contractual conditions providing that a certain act or fact shall be determined solely by one party (condição potestativa). Enforcement of indemnification provisions may be limited by considerations of public policy;

c)

any provisions of the Deposit Agreement providing that any specification or determination will be conclusive and binding will not be conclusive and binding if such specification or determination is fraudulent and will not necessarily prevent judicial inquiry into the merits of any claim by an aggrieved party;

d)

we express no opinion as to the validity or enforceability of contractual provisions exculpating or exempting a party from, or requiring indemnification of a party for its own action or inaction, to the extent such action or inaction involves gross negligence or willful or unlawful conduct (culpa or dolo); and

e)

if any suit is brought against the Depositary or Equifax Brasil, service of process upon the Depositary or Equifax Brasil, as the case may be, if made in Brazil, must be effected in accordance with Brazilian law.

We are only admitted to practice law in Brazil and the opinions expressed herein are limited to the laws of Brazil as in force on the date hereof.

This opinion is being furnished by us, as Brazilian counsel to Equifax and Equifax Brasil, solely for the use and benefit of the addressee in connection with the Transaction and is not to be used, circulated, quoted, relied upon or otherwise referred to for any purpose or by any other person. Notwithstanding the foregoing, we hereby consent to the filing of this opinion, for information purposes only, as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are experts under the Act or the rules and regulations of the SEC issued thereunder with respect to any part of the Registration Statements, including this opinion.

Very truly yours,

/s/ Machado, Meyer, Sendacz e Opice Advogados

Machado, Meyer, Sendacz e Opice

A d v o g a d o s

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